UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2008

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

In connection with the tender offer by O’Reilly Automotive, Inc. ("O’Reilly") (through its wholly owned subsidiary) for each outstanding share of CSK Auto Corporation common stock (as previously announced via a joint press release with O’Reilly and Form 8-K dated June 11, 2008) (the "Offer"), CSK Auto Corporation (the "Company") will be temporarily suspending or limiting employees’ participation in the Company’s wholly owned subsidiary’s (CSK Auto, Inc.) Retirement Program (the "401(k) Plan"). Specifically, participants will be subject to a blackout period with respect to transactions in the Company’s common stock fund under the 401(k) Plan.

To administer the process relating to the tender of shares of CSK Auto common stock held in the 401(k) Plan, access to CSK Auto common stock held in accounts under the 401(k) Plan must be suspended during the blackout period. During this time, participants in the 401(k) Plan who hold CSK Auto common stock in their accounts under the 401(k) Plan will be unable to engage in certain transactions involving CSK Auto common stock held in their 401(k) Plan accounts, including exchange, distribution and loan transactions. In addition, all participants in the 401(k) Plan, irrespective of whether they tender into the Offer or are currently invested in CSK Auto common stock under the 401(k) Plan, will be prohibited from making contributions or exchanges into the CSK Auto common stock fund under the 401(k) Plan as of the commencement of the blackout period.

Consequently, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR, the Company’s executive officers and other Insider Group Members (including directors) will be subject to a blackout as described below. Pursuant to Rule 104(b) of Regulation BTR, on June 23, 2008, the Company provided notice to its executive officers and other Insider Group Members (including directors) informing them that a blackout period with respect to the 401(k) Plan will begin as of 4:00 p.m., Eastern Standard Time, on July 8, 2008 and is expected to end during the week of July 14, unless the Offer is extended beyond the initial scheduled expiration date of July 10, 2008, in which event the blackout period may also be adjusted. Subject to the provisions of the merger agreement with O’Reilly, any CSK Auto common stock that participants have in their 401(k) Plan accounts will be automatically converted to O’Reilly common stock upon the closing of the merger. The terms and conditions of the Offer are described in the Offer documents, which have been mailed to the Company’s stockholders and are filed with the Securities and Exchange Commission. Completion of the Offer and consummation of the proposed merger are subject to satisfaction or waiver of certain conditions described in the Offer documents. A copy of the blackout notice is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

As a result of the blackout period under the 401(k) Plan, executive officers and other Insider Group Members (including directors) will be prohibited, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, from directly or indirectly purchasing, selling or otherwise acquiring, any shares of the Company’s common stock or any derivative security tied to the value of the Company’s common stock while the blackout period remains in effect. The prohibition covers any acquisition of the Company’s common stock or related derivative security in connection with the covered individual’s service or employment with the Company or any sale of the Company’s common stock which the executive officer or director acquired in connection with his or her service in such capacity.

Any questions concerning the blackout period or the transactions affected by the blackout period, including the beginning and ending dates of the blackout period, are to be addressed to Vicki Moss, the Company’s Senior Manager of Benefits at the Company’s headquarters at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012 or by telephone at (602) 631-7119 or the Retirement Program Administrator at CSK Auto, Inc., P.O. Box 6030, Phoenix, Arizona 85005.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this Form 8-K:

Exhibit No. Description

99.1 Notice of Blackout Period to Executive Officers and other Insider Group Members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

June 23, 2008	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Blackout Period to Directors and Officers of CSK Auto Corporation dated June 23, 2008.